[LOGO OF KINGERY & CROUSE P.A.]

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Thomas Equipment, Inc.
1475 32nd Avenue
Lachine, QC
Canada  H8T 3J1

Gentlemen:

As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement on Form S-8, of our report dated January 3, 2006 included in the Annual Report on Form 10-K/A of Thomas Equipment, Inc., filed on January 18, 2006, on the consolidated balance sheet as of June 30, 2005 and the consolidated results of operations and cash flows for the nine months then ended.


KINGERY & CROUSE P.A.

January 19, 2006



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